Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2026 Financial Results
$1.96B of Cloud Revenues, growth of 5.5% Y/Y
Core Revenue* growth of 3% Y/Y
Fiscal 2026 Fourth Quarter Highlights (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flow
$1,349	$503	$156	$507	$0.64	$1.23	$186	$122
+2.9% Y/Y	+6.0% Y/Y	11.5% margin	37.6% margin	+481.8% Y/Y	+26.8% Y/Y	+17.5% Y/Y	-1.6% Y/Y
Waterloo, ON, August 6, 2026 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the fourth quarter and year ended June 30, 2026.

“AI is creating urgency for every organization, but trusted data determines whether AI delivers value. OpenText is the secure data foundation in the AI stack. Enterprise-grade data is our differentiator, and it is how we will turn the AI opportunity into sustainable growth” said Ayman Antoun, OpenText CEO. “In Fiscal 2027, our focus is disciplined execution: expanding sales capacity, deepening reach through ecosystem partners, and increasing organic investment in our core portfolio, giving clients the choice of deployment, type of cloud, and AI models they need to trust their AI outcomes. This is our foundation year where we will drive core organic growth in constant currency and put in place the launch pad for sustained, enhanced performance going forward.”
Ayman Antoun, OpenText Chief Executive Officer

“Fiscal 2026 was an important year of financial and operational discipline for OpenText,” said Steve Rai, OpenText EVP, CFO. “We strengthened the balance sheet, managed costs, and delivered 36.3% in Adjusted EBITDA Margin, which demonstrates the durability of our operating model. As we enter Fiscal 2027, our focus remains on cash generation, debt reduction, and capital allocation that positions OpenText well in the year ahead.”

Steve Rai, OpenText Executive Vice President, Chief Financial Officer
Fourth Quarter Financial Highlights Y/Y
•Total revenues: $1.349 billion, +2.9% Y/Y
•Annual recurring revenues (ARR): $1.057 billion, +0.2% Y/Y
•Cloud revenues: $503 million, +6.0% Y/Y, 22 consecutive quarters of cloud organic growth
•Enterprise cloud bookings(2): $295 million, +24.1% Y/Y
•Operating cash flows: $186 million and free cash flow(3) was $122 million
•Net income: GAAP $156 million, +439.9% Y/Y, Non-GAAP(3) $299 million, +19.7% Y/Y
•Adjusted EBITDA(3) of $507 million, margin of 37.6%
•Diluted earnings per share (EPS): GAAP $0.64, Non-GAAP(3) $1.23
•Repurchased $12 million of common shares for cancellation

(*) Core revenue product categories include Content, Business Network, IT Operations Management (ITOM) and Cybersecurity (Enterprise)

Fiscal 2026 Annual Highlights Y/Y (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		Diluted EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flow
$5,246	$1,959	$643	$1,903	$2.58	$4.42	$1,007	$808
+1.5% Y/Y	+5.5% Y/Y	12.3% margin	36.3% margin	+56.4% Y/Y	+15.7% Y/Y	+21.2% Y/Y	+17.5% Y/Y
Fiscal Year Financial Highlights Y/Y
•Total revenues: $5.246 billion, +1.5% Y/Y
•Annual Recurring Revenues (ARR): $4.246 billion, +1.3% Y/Y
•Cloud revenues: $1.959 billion, +5.5% Y/Y
•Enterprise cloud bookings(2): $947 million, +22.5% Y/Y
•Operating cash flows: $1.007 billion and free cash flow(3) was $808 million
•GAAP-based net income: $643 million, +47.5% Y/Y, margin of 12.3%
•Adjusted EBITDA(3) of $1.903 billion, margin of 36.3% while making key investments in cloud, security and AI
•Record capital returns of $677 million including $268 million via dividends and $409 million of share repurchases
•Diluted earnings per share (EPS): GAAP $2.58, Non-GAAP(3) of $4.42
•5% increase of dividend per share in Fiscal 2026

(1) Numbers represented are in millions of US dollars, except for per share or percentage metrics.
(2) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the fiscal year that are new, committed and incremental to our existing contracts, entered into with our enterprise based clients.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Q4 and Fiscal 2026 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q4 FY’26	Q4 FY’25	$ Change	% Change	Q4 FY’26 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$503.0	$474.5	$28.5	6.0%	$494.9	4.3%
Customer support	553.8	580.6	($26.7)	(4.6)%	541.0	(6.8)%
Total annual recurring revenues**	$1,056.9	$1,055.1	$1.8	0.2%	$1,035.9	(1.8)%
License	214.6	172.5	$42.1	24.4%	211.0	22.3%
Professional service and other	77.6	82.9	($5.4)	(6.5)%	75.5	(9.0)%
Total revenues	$1,349.0	$1,310.5	$38.5	2.9%	$1,322.4	0.9%
GAAP-based operating income	$319.7	$181.6	$138.1	76.1%	N/A	N/A
Non-GAAP-based operating income (1)	$468.3	$409.9	$58.3	14.2%	$451.7	10.2%
GAAP-based net income attributable to OpenText	$155.7	$28.8	$126.8	439.9%	N/A	N/A
GAAP-based EPS, diluted	$0.64	$0.11	$0.53	481.8%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$1.23	$0.97	$0.26	26.8%	$1.18	21.6%
Adjusted EBITDA (1)	$506.7	$443.9	$62.7	14.1%	$490.0	10.4%
Operating cash flows	$185.8	$158.2	$27.6	17.5%	N/A	N/A
Free cash flow (1)	$122.0	$124.0	$(2.0)	(1.6)%	N/A	N/A

Summary of Annual Results
(In millions, except per share data)	FY’26	FY’25	$ Change	% Change	FY’26 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,958.6	$1,856.5	$102.1	5.5%	$1,919.4	3.4%
Customer support	2,287.4	2,334.0	($46.6)	(2.0)%	2,220.9	(4.8)%
Total annual recurring revenues**	$4,246.0	$4,190.5	$55.5	1.3%	$4,140.3	(1.2)%
License	678.5	625.6	$52.9	8.4%	659.7	5.4%
Professional service and other	321.9	352.3	($30.3)	(8.6)%	310.4	(11.9)%
Total revenues	$5,246.4	$5,168.4	$78.0	1.5%	$5,110.4	(1.1)%
GAAP-based operating income	$1,082.6	$892.7	$189.9	21.3%	N/A	N/A
Non-GAAP-based operating income (1)	$1,759.5	$1,654.1	$105.4	6.4%	$1,678.2	1.5%
GAAP-based net income attributable to OpenText	$643.0	$435.9	$207.2	47.5%	N/A	N/A
GAAP-based EPS, diluted	$2.58	$1.65	$0.93	56.4%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$4.42	$3.82	$0.60	15.7%	$4.19	9.7%
Adjusted EBITDA (1)	$1,903.2	$1,784.5	$118.7	6.7%	$1,821.4	2.1%
Operating cash flows	$1,006.8	$830.6	$176.2	21.2%	N/A	N/A
Free cash flow (1)	$807.5	$687.4	$120.1	17.5%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) For periods prior to Fiscal 2025, this is reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the period based on the forecasted utilization period. Please also see Note 14 to the Company’s Fiscal 2018 Consolidated Financial Statements on Form 10-K.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period’s foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of the quarterly, non-cumulative cash dividend program, the Board declared on August 5, 2026, a cash dividend of $0.28 per common share. The record date for this dividend is September 4, 2026 and the payment date is September 18, 2026. OpenText believes strongly in returning value to its shareholders. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText Appoints Jill Larsen to Board of Directors
•OpenText Completes US$150 Million Divestiture of Non-Core Vertica to Rocket Software
•OpenText to Create 400 Jobs with €105 Million Investment in Cork and Galway to Expand Agentic AI and Sovereign Cloud in Europe
•OpenText Among First Canadian Companies to Join OECD Global Safe AI Reporting Framework
•OpenText had a number of key client wins in the quarter representing a diverse set of industries across the globe.
•Key wins in the Americas included: Altán Redes, Desjardins Group, Workplace Safety & Insurance Board (WSIB), Ochsner Health, and The Queens Health Systems.
•Key wins in EMEA and the rest of the world included: CGI IT UK Ltd., Fransabank France S.A., Insurance Australia Group (IAG), Konica Minolta, Inc., Mainova AG, Mohammed Bin Rashid Al Maktoum Library, Provincie Zuid-Holland, Renesas Design Germany GmbH, Técnicas Reunidas SA.

Share Repurchase Plan/Normal Course Issuer Bid
OpenText also announced today the renewal of its share repurchase plan pursuant to which it is authorized to purchase for cancellation in open market transactions, from time to time over the next 12 months, if considered advisable, up to 23,846,439 of its common shares (Common Shares), representing 10% of the Company's public float (calculated in accordance with the rules of the Toronto Stock Exchange (the “TSX”)), on the TSX, the NASDAQ Global Select Market and/or other exchanges and alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules (the “Repurchase Plan”). The price that OpenText will pay for Common Shares in open market transactions will be the market price at the time of purchase or such other price as may be permitted by applicable law or stock exchange rules.

The Company’s determination to renew its share repurchase plan reflects its confidence in its operational execution and expanding cash flows, with the Repurchase Plan being additive to the Company’s overall strategic capital allocation, complementing its ongoing M&A activity and dividend program. The Repurchase Plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended. Purchases made under the Repurchase Plan may commence on August 12, 2026 and will expire on August 11, 2027 (subject to earlier termination where the maximum purchase limits have been reached). All Common Shares purchased by OpenText pursuant to the Repurchase Plan will be cancelled.

Normal Course Issuer Bid

The Company has renewed its normal course issuer bid (the “NCIB”) in order to provide it with a means to execute purchases over the TSX as part of the overall Repurchase Plan.

The TSX has approved the Company’s notice of intention to commence the NCIB pursuant to which the Company may purchase Common Shares over the TSX for the period commencing August 12, 2026 until August 11, 2027 (subject to earlier termination where the maximum purchase limits have been reached) in accordance with the TSX’s normal course issuer bid rules, including that such purchases are to be made at prevailing market prices or as otherwise permitted. Under the rules of the TSX, the maximum number of Common Shares that may be purchased in this period is 23,846,439, representing 10% of the Company’s public float (calculated in accordance with TSX rules based on the 242,126,739 Common Shares issued and outstanding as of July 31, 2026), and the maximum number of Common Shares that may be purchased on a single day is 447,218 Common Shares, which is 25% of 1,788,872 (calculated in accordance with TSX rules based on the average daily trading volume for the Common Shares on the TSX for the six months ended July 31, 2026), subject to certain exceptions for block purchases, subject in any case to the volume and other limitations under Rule 10b-18.

Further, as part of the NCIB renewal, the Company has entered into an automatic share purchase plan (ASPP) with its broker to facilitate repurchases of the Common Shares. Under the terms of the ASPP, the Company’s broker will be permitted to make purchases at its sole discretion based on parameters set by the Company in accordance with TSX rules, applicable law and the terms of the ASPP, during periods when the Company would ordinarily not be permitted to make purchases, whether due to regulatory restriction or customary self-imposed blackout periods. Outside of such periods, Common Shares can be purchased based on management’s discretion, in compliance with TSX rules and applicable law.

All purchases of Common Shares made under the ASPP will be included in determining the number of Common Shares purchased under the NCIB. The ASPP has been pre-cleared by the TSX and will be effective on August 12, 2026. The ASPP will terminate on the earliest of: (a) the date on which the maximum purchase limits under the NCIB are reached; (b) August 11, 2027; or (c) the date on which the Company terminates the ASPP in accordance with its terms.

Under its previous normal course issuer bid which began on August 12, 2025, and which will expire on August 11, 2026, the Company was authorized to repurchase up to 24,906,456 Common Shares, subject to a maximum aggregate value of US$500 million. From August 12, 2025 to July 31, 2026, the Company purchased for cancellation 14,273,800 Common Shares, through the facilities of the TSX or by such other permitted means, for a total of approximately US$392 million at a volume weighted average purchase price of US$27.49 per Common Share. Separately, in connection with the settlement of awards under the long-term incentive plans, during Fiscal 2026, the Company repurchased 2,166,500 Common Shares on the open market at a total cost of approximately US$50 million at a volume weighted average price of US$23.08 per Common Share. As part of its previous normal course issuer bid, the Company entered into an ASPP with its broker, which was effective on August 12, 2025 and expired on August 11, 2026.

Summary of Quarterly Results
	Q4 FY’26	Q3 FY’26	Q4 FY’25	% Change (Q4 FY’26 vs Q3 FY’26)		% Change (Q4 FY’26 vs Q4 FY’25)
Revenue (millions)	$1,349.0	$1,282.5	$1,310.5	5.2%		2.9%
GAAP-based gross margin	75.0%	73.1%	72.3%	190	bps	270	bps
Non-GAAP-based gross margin (1)	78.3%	76.7%	76.2%	170	bps	220	bps
GAAP-based EPS, diluted	$0.64	$0.70	$0.11	(8.6)%		481.8%
Non-GAAP-based EPS, diluted (1)	$1.23	$1.01	$0.97	21.8%		26.8%

Summary of Annual Results
	FY’26	FY’25	% Change
Revenue (millions)	$5,246.4	$5,168.4	1.5%
GAAP-based gross margin	73.7%	72.3%	150	bps
Non-GAAP-based gross margin (1)	77.3%	76.2%	110	bps
GAAP-based EPS, diluted	$2.58	$1.65	56.4%
Non-GAAP-based EPS, diluted (1)	$4.42	$3.82	15.7%
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast on Thursday, August 6, 2026 at 8:00 a.m. ET (5:00 a.m. PT) from the Investor Relations section of the Company’s website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com

Copyright © 2026 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit www.opentext.com/about/patents.

About OpenText
OpenText™ is a global leader in data management for enterprise AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for enterprise AI. Learn more at www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on: focus of Fiscal 2027, including expanding sales capacity, deepening reach through ecosystem partners, and increasing organic investment in our core portfolio; growth in constant currency of our core business; timing for enterprise assessment and results therefrom; expected future performance, including competitive position of and innovation to certain products, cash generation therefrom and ability to build long-term shareholder value; client benefits from products; executing the Company’s capital allocation strategy, including debt reduction, dividends, share repurchases and targeted organic investment ; execution of Business Optimization Plan and other savings initiatives, including timing, costs, savings, associated benefits thereof and potential adjustments of amounts thereto; projected outlook and estimates; portfolio shaping opportunities and divestiture of non-core assets, including benefits from and timing of such transactions and use of proceeds therefrom; future total and cloud revenues, operating expenses, margins, RPO, cRPO, free cash flows, earnings, interest expense and capital expenditures; net leverage and savings estimates and timing thereof; innovation road map; estimated annualized dividend; expected size and timing of the share repurchase program, including execution thereof; future tax rates; renewal rates; potential investments and associated job creation; internal automation and AI leverage, including our AI strategy, vision and growth; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management’s estimates, beliefs and assumptions, including statements regarding future outlook, estimates and business models, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company’s or our executive’s blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2026	June 30, 2025
ASSETS
Cash and cash equivalents	$956,024	$1,156,496
Accounts receivable trade, net of allowance for credit losses of $13,136 as of June 30, 2026 and $14,258 as of June 30, 2025	751,046	659,675
Contract assets	77,447	77,920
Income taxes recoverable	97,715	108,792
Prepaid expenses and other current assets	235,641	198,575
Total current assets	2,117,873	2,201,458
Property and equipment, net of accumulated depreciation of $747,892 as of June 30, 2026 and $835,324 as of June 30, 2025	522,197	375,252
Operating lease right of use assets	134,377	197,977
Long-term contract assets	59,872	49,293
Goodwill	7,327,376	7,517,463
Acquired intangible assets	1,475,018	1,976,591
Deferred tax assets	1,077,003	1,080,575
Other assets	301,328	307,693
Long-term income taxes recoverable	91,460	67,762
Total assets	$13,106,504	$13,774,064
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$969,079	$1,026,583
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	63,612	75,914
Deferred revenues	1,483,234	1,515,382
Income taxes payable	71,550	93,325
Total current liabilities	2,623,325	2,747,054
Long-term liabilities:
Accrued liabilities	128,915	42,312
Pension liability, net	100,473	132,215
Long-term debt	5,734,519	6,342,071
Long-term operating lease liabilities	138,425	189,949
Long-term deferred revenues	159,912	168,757
Long-term income taxes payable	65,255	79,604
Deferred tax liabilities	139,614	141,514
Total long-term liabilities	6,467,113	7,096,422
Shareholders’ equity:
Share capital and additional paid-in capital
242,126,460 and 254,784,391 Common Shares issued and outstanding at June 30, 2026 and June 30, 2025, respectively; authorized Common Shares: unlimited	2,160,481	2,193,985
Accumulated other comprehensive income (loss)	(38,567)	(67,067)
Retained earnings	2,016,086	1,940,113
Treasury stock, at cost (4,751,257 and 4,648,036 shares at June 30, 2026 and June 30, 2025, respectively)	(123,896)	(138,164)
Total OpenText shareholders’ equity	4,014,104	3,928,867
Non-controlling interests	1,962	1,721
Total shareholders’ equity	4,016,066	3,930,588
Total liabilities and shareholders’ equity	$13,106,504	$13,774,064

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2026	2025
Revenues:
Cloud services and subscriptions	$503,032	$474,530
Customer support	553,838	580,573
License	214,605	172,515
Professional service and other	77,551	82,919
Total revenues	1,349,026	1,310,537
Cost of revenues:
Cloud services and subscriptions	180,788	176,198
Customer support	53,045	63,347
License	4,014	11,442
Professional service and other	56,828	64,717
Amortization of acquired technology-based intangible assets	42,879	47,134
Total cost of revenues	337,554	362,838
Gross profit	1,011,472	947,699
Operating expenses:
Research and development	149,104	187,183
Sales and marketing	308,356	279,584
General and administrative	112,025	106,007
Depreciation	38,439	34,049
Amortization of acquired customer-based intangible assets	64,989	79,656
Special charges (recoveries)	18,879	79,662
Total operating expenses	691,792	766,141
Income from operations	319,680	181,558
Other income (expense), net	5,688	(89,169)
Interest and other related expense, net	(74,845)	(81,118)
Income before income taxes	250,523	11,271
Provision for (recovery of) income taxes	94,799	(17,613)
Net income for the period	$155,724	$28,884
Net (income) attributable to non-controlling interests	(61)	(51)
Net income attributable to OpenText	$155,663	$28,833
Earnings per share—basic attributable to OpenText	$0.64	$0.11
Earnings per share—diluted attributable to OpenText	$0.64	$0.11
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	242,544	257,680
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	242,607	257,711

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2026	2025	2024
Revenues:
Cloud services and subscriptions	$1,958,554	$1,856,474	$1,820,524
Customer support	2,287,449	2,334,037	2,713,297
License	678,465	625,614	834,162
Professional service and other	321,933	352,280	401,594
Total revenues	5,246,401	5,168,405	5,769,577
Cost of revenues:
Cloud services and subscriptions	700,617	697,929	713,759
Customer support	231,670	250,310	292,733
License	25,132	31,939	25,608
Professional service and other	245,912	265,160	302,527
Amortization of acquired technology-based intangible assets	174,609	188,780	243,922
Total cost of revenues	1,377,940	1,434,118	1,578,549
Gross profit	3,868,461	3,734,287	4,191,028
Operating expenses:
Research and development	647,707	755,936	864,463
Sales and marketing	1,136,030	1,059,497	1,163,134
General and administrative	436,566	427,811	577,038
Depreciation	143,938	130,573	131,599
Amortization of acquired customer-based intangible assets	288,603	321,891	432,404
Special charges (recoveries)	133,020	145,890	135,305
Total operating expenses	2,785,864	2,841,598	3,303,943
Income from operations	1,082,597	892,689	887,085
Other income (expense), net	85,875	(82,787)	358,391
Interest and other related expense, net	(309,595)	(327,831)	(516,180)
Income before income taxes	858,877	482,071	729,296
Provision for income taxes	215,614	46,005	264,012
Net income	$643,263	$436,066	$465,284
Net (income) attributable to non-controlling interests	(241)	(198)	(194)
Net income attributable to OpenText	$643,022	$435,868	$465,090
Earnings per share—basic attributable to OpenText	$2.58	$1.66	$1.71
Earnings per share—diluted attributable to OpenText	$2.58	$1.65	$1.71
Weighted average number of Common Shares outstanding—basic (in ‘000’s)	249,026	263,274	271,548
Weighted average number of Common Shares outstanding—diluted (in ‘000’s)	249,373	263,650	272,588

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2026	2025	2024
Net income for the period	$643,263	$436,066	$465,284
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	10,786	(3,548)	(15,646)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss)—net of tax (1)	(3,705)	(403)	(2,697)
(Gain) loss reclassified into net income—net of tax (2)	100	2,531	965
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss)—net of tax (3)	1,007	1,131	228
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss)—net of tax (4)	19,924	1,876	640
Amortization of actuarial (gain) loss into net income—net of tax (5)	388	965	450
Total other comprehensive income (loss) net	28,500	2,552	(16,060)
Total comprehensive income	671,763	438,618	449,224
Comprehensive income attributable to non-controlling interests	(241)	(198)	(194)
Total comprehensive income attributable to OpenText	$671,522	$438,420	$449,030
______________________________
(1)Net of tax expense (recovery) of $(1,335), $(145) and $(972) for the year ended June 30, 2026, 2025 and 2024, respectively.
(2)Net of tax expense (recovery) of $35, $912 and $347 for the year ended June 30, 2026, 2025 and 2024, respectively.
(3)Net of tax expense (recovery) of $467, $345 and $112 for the year ended June 30, 2026, 2025 and 2024, respectively.
(4)Net of tax expense (recovery) of $7,049, $1,686 and $765 for the year ended June 30, 2026, 2025 and 2024, respectively.
(5)Net of tax expense (recovery) of $101, $341 and $193 for the year ended June 30, 2026, 2025 and 2024, respectively.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	945	31,358	—	—	—	—	—	31,358
Under employee stock purchase plans	1,027	34,120	—	—	—	—	—	34,120
Share-based compensation	—	139,779	—	—	—	—	—	139,779
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(76,178)	1,800	81,414	(5,236)	—	—	—
Repurchase of Common Shares	(5,074)	(34,140)	—	—	(118,193)	—	—	(152,333)
Dividends declared ($1.00 per Common Share)	—	—	—	—	(271,486)	—	—	(271,486)
Other comprehensive income (loss) - net	—	—	—	—	—	(16,060)	—	(16,060)
Net income	—	—	—	—	465,090	—	194	465,284
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	139	3,729	—	—	—	—	—	3,729
Under employee stock purchase plans	1,369	33,915	—	—	—	—	—	33,915
Share-based compensation	—	104,721	—	—	—	—	—	104,721
Purchase of treasury stock	—	—	(4,619)	(133,077)	—	—	—	(133,077)
Issuance of treasury stock	—	(115,556)	3,107	118,181	(1,127)	—	—	1,498
Repurchase of Common Shares	(14,525)	(104,710)	—	—	(337,880)	—	—	(442,590)
Dividends declared ($1.05 per Common Share)	—	—	—	—	(275,907)	—	—	(275,907)
Other comprehensive income (loss) - net	—	—	—	—	—	2,552	—	2,552
Net income	—	—	—	—	435,868	—	198	436,066
Balance as of June 30, 2025	254,784	$2,193,985	(4,648)	$(138,164)	$1,940,113	$(67,067)	$1,721	$3,930,588
Issuance of Common Shares
Under employee stock option plans	882	27,311	—	—	—	—	—	27,311
Under employee stock purchase plans	1,221	29,938	—	—	—	—	—	29,938
Share-based compensation	—	80,659	—	—	—	—	—	80,659
Purchase of treasury stock	—	—	(2,400)	(56,224)	—	—	—	(56,224)
Issuance of treasury stock	—	(64,977)	2,297	70,492	—	—	—	5,515
Repurchase of Common Shares	(14,761)	(106,435)	—	—	(294,653)	—	—	(401,088)
Dividends declared ($1.10 per Common Share)	—	—	—	—	(272,396)	—	—	(272,396)
Other comprehensive income (loss) - net	—	—	—	—	—	28,500	—	28,500
Net income	—	—	—	—	643,022	—	241	643,263
Balance as of June 30, 2026	242,126	$2,160,481	(4,751)	$(123,896)	$2,016,086	$(38,567)	$1,962	$4,016,066

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income for the period	$155,724	$28,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	146,307	160,839
Share-based compensation expense	21,846	21,921
Pension expense	6,087	4,399
Amortization of debt discount and issuance costs	5,346	5,643
Write-off of right of use assets	912	7,374
Loss on extinguishment of debt	13,486	—
(Gain) adjustments to gain on divestitures	(11,825)	—
Loss on sale and write down of property and equipment, net	178	2,450
Deferred taxes	8,539	(46,845)
Share in net (income) loss of equity investees	11,698	3,407
Changes in derivative instruments	(2,107)	55,064
Changes in operating assets and liabilities:
Accounts receivable	(99,542)	(31,812)
Contract assets	(52,141)	(39,810)
Prepaid expenses and other current assets	(20,092)	5,309
Income taxes	16,500	(62,532)
Accounts payable and accrued liabilities	15,629	58,296
Deferred revenue	(26,618)	(7,395)
Other assets	(5,487)	(7,682)
Operating lease assets and liabilities, net	1,362	681
Net cash provided by operating activities	185,802	158,191
Cash flows from investing activities:
Additions of property and equipment	(63,831)	(34,225)
Proceeds (adjustments to proceeds) from divestitures	149,034	—
Other investing activities	3,927	140
Net cash provided by (used in) investing activities	89,130	(34,085)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	6,956	9,447
Repayment of long-term debt and Revolver	(458,963)	(8,963)
Debt issuance costs	—	—
Net change in transition services agreement obligation	12,900	(1)
Repurchase of Common Shares	(11,834)	(145,287)
Purchase of treasury stock	(51,575)	(60,490)
Payments of dividends to shareholders	(65,389)	(66,188)
Other financing activities	(1,786)	(2,428)
Net cash used in financing activities	(569,691)	(273,910)
Foreign exchange gain (loss) on cash held in foreign currencies	(3,371)	28,016
Decrease in cash, cash equivalents and restricted cash during the period	(298,130)	(121,788)
Cash, cash equivalents and restricted cash at beginning of the period	1,255,384	1,279,894
Cash, cash equivalents and restricted cash at end of the period	$957,254	$1,158,106

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2026	June 30, 2025
Cash and cash equivalents	$956,024	$1,156,496
Restricted cash (1)	1,230	1,610
Total cash, cash equivalents and restricted cash	$957,254	$1,158,106

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2026	2025	2024
Cash flows from operating activities:
Net income for the period	$643,263	$436,066	$465,284
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	607,150	641,244	807,925
Share-based compensation expense	80,636	104,840	140,079
Pension expense	15,381	14,593	13,881
Amortization of debt discount and issuance costs	22,522	21,977	25,257
Write-off of right of use assets	12,085	8,805	20,056
Loss on extinguishment of debt	18,787	—	56,393
(Gain) adjustments to gain on divestitures	(76,136)	4,175	(429,102)
Loss on sale and write down of property and equipment	6,546	3,178	3,710
Deferred taxes	(26,202)	(138,616)	(142,271)
Share in net (income) loss of equity investees	4,049	(230)	18,194
Changes in derivative instruments	(27,369)	44,286	(3,116)
Changes in operating assets and liabilities:
Accounts receivable	14,449	80,097	108,562
Contract assets	(147,700)	(135,911)	(95,403)
Prepaid expenses and other current assets	(39,979)	42,486	(28,395)
Income taxes	(39,427)	(246,681)	112,097
Accounts payable and accrued liabilities	(39,696)	(23,012)	(65,887)
Deferred revenue	(7,860)	3,565	(42,974)
Other assets	(56)	(15,264)	24,849
Operating lease assets and liabilities, net	(13,626)	(14,980)	(21,448)
Net cash provided by operating activities	1,006,817	830,618	967,691
Cash flows from investing activities:
Additions of property and equipment	(199,300)	(143,222)	(159,295)
Purchase of Micro Focus, net of cash acquired	—	—	(9,272)
Proceeds (adjustments to proceeds) from divestitures	311,913	(11,686)	2,229,187
Settlement of derivative instruments	—	(10,380)	—
Proceeds from interest on derivative instruments	5	5,166	4,456
Other investing activities	4,559	6,614	(9,759)
Net cash provided by (used in) investing activities	117,177	(153,508)	2,055,317
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	56,419	35,372	66,914
Repayment of long-term debt and Revolver	(648,852)	(35,851)	(2,568,352)
Debt issuance costs	—	(1,066)	(3,833)
Net change in transition services agreement obligation	14,271	(15,278)	15,278
Repurchase of Common Shares	(416,411)	(413,256)	(150,017)
Purchase of treasury stock	(52,901)	(130,649)	(53,085)
Payments of dividends to shareholders	(268,357)	(271,523)	(267,362)
Other financing activities	(3,309)	(2,428)	(1,447)
Net cash used in financing activities	(1,319,140)	(834,679)	(2,961,904)
Foreign exchange gain (loss) on cash held in foreign currencies	(5,706)	32,882	(12,263)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(200,852)	(124,687)	48,841
Cash, cash equivalents and restricted cash at beginning of the period	1,158,106	1,282,793	1,233,952
Cash, cash equivalents and restricted cash at end of the period	$957,254	$1,158,106	$1,282,793

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2026	June 30, 2025	June 30, 2024
Cash and cash equivalents	$956,024	$1,156,496	$1,280,662
Restricted cash (1)	1,230	1,610	2,131
Total cash, cash equivalents and restricted cash	$957,254	$1,158,106	$1,282,793

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company’s results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted EBITDA is defined and calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
Free cash flow is defined and calculated as GAAP-based cash flows provided by operating activities less capital expenditures.
The Company’s management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. These items are excluded based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company’s operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to outlook, estimates or business models, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2026 (In thousands, except for per share data)
	Three Months Ended June 30, 2026
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$180,788		$(1,555)	(1)	$179,233
Customer support	53,045		(632)	(1)	52,413
Professional service and other	56,828		(328)	(1)	56,500
Amortization of acquired technology-based intangible assets	42,879		(42,879)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,011,472	75.0%	45,394	(3)	1,056,866	78.3%
Operating expenses
Research and development	149,104		(3,884)	(1)	145,220
Sales and marketing	308,356		(8,898)	(1)	299,458
General and administrative	112,025		(6,549)	(1)	105,476
Amortization of acquired customer-based intangible assets	64,989		(64,989)	(2)	—
Special charges (recoveries)	18,879		(18,879)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	319,680		148,593	(5)	468,273
Other income (expense), net	5,688		(5,688)	(6)	—
Provision for income taxes	94,799		(376)	(7)	94,423
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	155,663		143,281	(8)	298,944
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.64		$0.59	(8)	$1.23

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 38% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2026
		Per share diluted
GAAP-based net income, attributable to OpenText	$155,663	$0.64
Add:
Amortization	107,868	0.44
Share-based compensation	21,846	0.09
Special charges (recoveries)	18,879	0.08
Other (income) expense, net	(5,688)	(0.02)
GAAP-based provision for income taxes	94,799	0.39
Non-GAAP-based provision for income taxes	(94,423)	(0.39)
Non-GAAP-based net income, attributable to OpenText	$298,944	$1.23
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2026
GAAP-based net income, attributable to OpenText	$155,663
Add:
Provision for income taxes	94,799
Interest and other related expense, net	74,845
Amortization of acquired technology-based intangible assets	42,879
Amortization of acquired customer-based intangible assets	64,989
Depreciation	38,439
Share-based compensation	21,846
Special charges (recoveries)	18,879
Other (income) expense, net	(5,688)
Adjusted EBITDA	$506,651

GAAP-based net income margin	11.5%
Adjusted EBITDA margin	37.6%

Reconciliation of Free Cash Flow

Three Months Ended June 30, 2026
GAAP-based cash flows provided by operating activities	$185,802
Add:
Capital expenditures (1)	(63,831)
Free cash flow	$121,971

(1)Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2026 (In thousands, except for per share data)
	Year Ended June 30, 2026
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$700,617		$(6,374)	(1)	$694,243
Customer support	231,670		(3,561)	(1)	228,109
Professional service and other	245,912		(2,303)	(1)	243,609
Amortization of acquired technology-based intangible assets	174,609		(174,609)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	3,868,461	73.7%	186,847	(3)	4,055,308	77.3%
Operating expenses
Research and development	647,707		(15,118)	(1)	632,589
Sales and marketing	1,136,030		(31,954)	(1)	1,104,076
General and administrative	436,566		(21,326)	(1)	415,240
Amortization of acquired customer-based intangible assets	288,603		(288,603)	(2)	—
Special charges (recoveries)	133,020		(133,020)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	1,082,597		676,868	(5)	1,759,465
Other income (expense), net	85,875		(85,875)	(6)	—
Provision for income taxes	215,614		132,355	(7)	347,969
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	643,022		458,638	(8)	1,101,660
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$2.58		$1.84	(8)	$4.42

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 25% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2026
		Per share diluted
GAAP-based net income, attributable to OpenText	$643,022	$2.58
Add (deduct):
Amortization	463,212	1.87
Share-based compensation	80,636	0.32
Special charges (recoveries)	133,020	0.53
Other (income) expense, net	(85,875)	(0.34)
GAAP-based provision for income taxes	215,614	0.86
Non-GAAP-based provision for income taxes	(347,969)	(1.40)
Non-GAAP-based net income, attributable to OpenText	$1,101,660	$4.42

Reconciliation of Adjusted EBITDA

Year Ended June 30, 2026
GAAP-based net income, attributable to OpenText	$643,022
Add:
Provision for income taxes	215,614
Interest and other related expense, net	309,595
Amortization of acquired technology-based intangible assets	174,609
Amortization of acquired customer-based intangible assets	288,603
Depreciation	143,938
Share-based compensation	80,636
Special charges (recoveries)	133,020
Other (income) expense, net	(85,875)
Adjusted EBITDA	$1,903,162

GAAP-based net income margin	12.3%
Adjusted EBITDA margin	36.3%
Reconciliation of Free Cash Flow

Year Ended June 30, 2026
GAAP-based cash flows provided by operating activities	$1,006,817
Add:
Capital expenditures (1)	(199,300)
Free cash flow	$807,517

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2026 (In thousands, except for per share data)
	Three Months Ended March 31, 2026
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$177,360		$(1,473)	(1)	$175,887
Customer support	56,064		(789)	(1)	55,275
Professional service and other	63,509		(654)	(1)	62,855
Amortization of acquired technology-based intangible assets	43,322		(43,322)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	937,273	73.1%	46,238	(3)	983,511	76.7%
Operating expenses
Research and development	171,166		(2,786)	(1)	168,380
Sales and marketing	282,624		(8,323)	(1)	274,301
General and administrative	108,667		(5,852)	(1)	102,815
Amortization of acquired customer-based intangible assets	65,408		(65,408)	(2)	—
Special charges (recoveries)	73,884		(73,884)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	201,213		202,491	(5)	403,704
Other income (expense), net	80,231		(80,231)	(6)	—
Provision for income taxes	34,282		44,749	(7)	79,031
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	172,652		77,511	(8)	250,163
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.70		$0.31	(8)	$1.01

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 17% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2026
		Per share diluted
GAAP-based net income, attributable to OpenText	$172,652	$0.70
Add:
Amortization	108,730	0.43
Share-based compensation	19,877	0.08
Special charges (recoveries)	73,884	0.30
Other (income) expense, net	(80,231)	(0.32)
GAAP-based provision for income taxes	34,282	0.14
Non-GAAP-based provision for income taxes	(79,031)	(0.32)
Non-GAAP-based net income, attributable to OpenText	$250,163	$1.01
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2026
GAAP-based net income, attributable to OpenText	$172,652
Add:
Provision for income taxes	34,282
Interest and other related expense, net	74,409
Amortization of acquired technology-based intangible assets	43,322
Amortization of acquired customer-based intangible assets	65,408
Depreciation	34,311
Share-based compensation	19,877
Special charges (recoveries)	73,884
Other (income) expense, net	(80,231)
Adjusted EBITDA	$437,914

GAAP-based net income margin	13.5%
Adjusted EBITDA margin	34.1%
Reconciliation of Free Cash Flow

Three Months Ended March 31, 2026
GAAP-based cash flows provided by operating activities	$354,593
Add:
Capital expenditures (1)	(49,720)
Free cash flow	$304,873

(1)Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2025 (In thousands, except for per share data)
	Three Months Ended June 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$176,198		$(1,489)	(1)	$174,709
Customer support	63,347		(774)	(1)	62,573
Professional service and other	64,717		(1,369)	(1)	63,348
Amortization of acquired technology-based intangible assets	47,134		(47,134)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	947,699	72.3%	50,766	(3)	998,465	76.2%
Operating expenses
Research and development	187,183		(5,439)	(1)	181,744
Sales and marketing	279,584		(11,446)	(1)	268,138
General and administrative	106,007		(1,404)	(1)	104,603
Amortization of acquired customer-based intangible assets	79,656		(79,656)	(2)	—
Special charges (recoveries)	79,662		(79,662)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	181,558		228,373	(5)	409,931
Other income (expense), net	(89,169)		89,169	(6)	—
Provision for (recovery of) income taxes	(17,613)		96,528	(7)	78,915
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	28,833		221,014	(8)	249,847
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.11		$0.86	(8)	$0.97

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 156% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$28,833	$0.11
Add:
Amortization	126,790	0.49
Share-based compensation	21,921	0.09
Special charges (recoveries)	79,662	0.31
Other (income) expense, net	89,169	0.35
GAAP-based recovery of income taxes	(17,613)	(0.07)
Non-GAAP-based provision for income taxes	(78,915)	(0.31)
Non-GAAP-based net income, attributable to OpenText	$249,847	$0.97

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2025
GAAP-based net income, attributable to OpenText	$28,833
Add:
Recovery of income taxes	(17,613)
Interest and other related expense, net	81,118
Amortization of acquired technology-based intangible assets	47,134
Amortization of acquired customer-based intangible assets	79,656
Depreciation	34,049
Share-based compensation	21,921
Special charges (recoveries)	79,662
Other (income) expense, net	89,169
Adjusted EBITDA	$443,929

GAAP-based net income margin	2.2%
Adjusted EBITDA margin	33.9%

Reconciliation of Free Cash Flow

Three Months Ended June 30, 2025
GAAP-based cash flows provided by operating activities	$158,191
Add:
Capital expenditures (1)	(34,225)
Free cash flow	$123,966

(1)Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2025 (In thousands, except for per share data)
	Year Ended June 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$697,929		$(8,317)	(1)	$689,612
Customer support	250,310		(4,067)	(1)	246,243
Professional service and other	265,160		(4,878)	(1)	260,282
Amortization of acquired technology-based intangible assets	188,780		(188,780)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	3,734,287	72.3%	206,042	(3)	3,940,329	76.2%
Operating expenses
Research and development	755,936		(25,999)	(1)	729,937
Sales and marketing	1,059,497		(38,826)	(1)	1,020,671
General and administrative	427,811		(22,753)	(1)	405,058
Amortization of acquired customer-based intangible assets	321,891		(321,891)	(2)	—
Special charges (recoveries)	145,890		(145,890)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	892,689		761,401	(5)	1,654,090
Other income (expense), net	(82,787)		82,787	(6)	—
Provision for income taxes	46,005		272,296	(7)	318,301
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	435,868		571,892	(8)	1,007,760
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.65		$2.17	(8)	$3.82

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 10% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$435,868	$1.65
Add (deduct):
Amortization	510,671	1.94
Share-based compensation	104,840	0.40
Special charges (recoveries)	145,890	0.55
Other (income) expense, net	82,787	0.32
GAAP-based provision for income taxes	46,005	0.17
Non-GAAP-based provision for income taxes	(318,301)	(1.21)
Non-GAAP-based net income, attributable to OpenText	$1,007,760	$3.82

Reconciliation of Adjusted EBITDA

Year Ended June 30, 2025
GAAP-based net income, attributable to OpenText	$435,868
Add:
Provision for income taxes	46,005
Interest and other related expense, net	327,831
Amortization of acquired technology-based intangible assets	188,780
Amortization of acquired customer-based intangible assets	321,891
Depreciation	130,573
Share-based compensation	104,840
Special charges (recoveries)	145,890
Other (income) expense, net	82,787
Adjusted EBITDA	$1,784,465

GAAP-based net income margin	8.4%
Adjusted EBITDA margin	34.5%
Reconciliation of Free Cash Flow

Year Ended June 30, 2025
GAAP-based cash flows provided by operating activities	$830,618
Add:
Capital expenditures (1)	(143,222)
Free cash flow	$687,396

(1)Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the year ended June 30, 2026 and 2025:

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	25%	14%	25%	13%
GBP	6%	6%	5%	6%
CAD	3%	14%	3%	12%
USD	56%	43%	56%	46%
Other	10%	23%	11%	23%
Total	100%	100%	100%	100%

	Year Ended June 30, 2026		Year Ended June 30, 2025
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	25%	14%	23%	12%
GBP	5%	6%	5%	6%
CAD	3%	13%	3%	11%
USD	56%	44%	58%	47%
Other	11%	23%	11%	24%
Total	100%	100%	100%	100%
(1)Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).